UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2006

__________

GENESIS TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420

Boca Raton, FL 33434

(Address of Principal Executive Offices)

(561) 988-9880

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Genesis Technology Group, Inc. (OTCBB:GTEC) announced that Mr. Rodrigo Arboleda will join its Board of Directors, effective November 30, 2006. Mr. Arboleda will serve as an independent director until any regular election of directors. His compensation will be 500,000 restricted GTEC common shares for each year of his service.

Mr. Arboleda has built a strong résumé in the corporate sphere, as Executive Vice President of the Ogden Corporation NYC, CEO of Tampa Airlines, and now partner in Miami-based Globis Group, LLC. Globis is a business development firm for the Ibero-American market, China and the United States. Among its current projects is securing opportunities for the Exxel Group, a large private equity fund based in Argentina. Mr. Arboleda’s partner at Globis is former U.S. Ambassador V. Manuel Rocha. Additionally, Mr. Arboleda maintains a strong tie with his alma mater, the Massachusetts Institute of Technology.

Upon his installation, Mr. Arboleda will join Dr. Shaohua Tan, Kenneth Clinton, and Gary L. Wolfson, as directors. Mr. Wolfson serving as Chairman, the Board intends to expand its membership with additional, qualified independent directors, in the interest of good corporate governance.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit Number	Description

99.1	Press Release dated November 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006	Genesis Technology Group, Inc.

	By:	/s/ Gary Wolfson Gary Wolfson Chief Executive Officer